UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01. Entry Into A Material Definitive Agreement.

Waiver of Delaware General Corporation Law Section 203

On February 26, 2016, Titan International, Inc. (“Titan” or the “Company”) entered into an agreement (the “MHR 203 Waiver”) with MHR Institutional Partners III LP, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Advisors III LLC, MHR Advisors LLC, MHRC LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky (collectively, the “MHR Entities”) that permits the MHR Entities to become, until the end of the three year period commencing on the date of the Agreement (the “Standstill Period”), the owner of up to an aggregate of 19.99% of the voting power of the then issued and outstanding voting stock of the Company without triggering the restrictions on business combinations that would otherwise be imposed under Section 203 of the Delaware General Corporation Law (“Section 203”). This is an increase in the allowable ownership percentage from the 15% ownership limit contained in Section 203. If the MHR Entities acquire 20% or more of the voting power of the then issued and outstanding shares of voting stock of the Company during the Standstill Period, then Section 203, with certain modifications, will apply as a matter of contract.

Subject to the terms and conditions of the Agreement, during the Standstill Period, so long as at least one director of the Company is affiliated or associated with, or nominated or proposed for election by, any of the MHR Entities or any affiliate or associate thereof (any such director is referred to as an “MHR Director”), the MHR Entities have agreed that none of the MHR Entities or any of their affiliates and associates, without the prior approval or written consent of a majority of the directors of the Company who are not MHR Directors (the “Non-MHR Directors”), shall solicit proxies or stockholder consents (other than a solicitation by the Board of Directors of the Company), for certain purposes, including relating to the election or removal of directors of the Company or any business combination, the consummation of which has not been approved by or consented to in writing by the Board, including a majority of the Non-MHR Directors.

This limited waiver of the application of Section 203 to the acquisition of shares of the Company’s voting stock by the MHR Entities was approved by the Board on February 25, 2016.

The Company is not currently in discussions with the MHR Entities regarding a business combination or other extraordinary transaction. The MHR Entities are not required to acquire additional shares of the Company’s common stock and the MHR Entities’ decision, if any, to acquire additional shares of the Company’s common stock will be made by the MHR Entities alone.

Due to Mark H. Rachesky’s status, a principal in the MHR Entities and a director of the Company, the MHR 203 Waiver was considered, negotiated and recommended to the Board of Directors of the Company by a committee comprised of disinterested directors.

The foregoing description of the MHR 203 Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the MHR 203 Waiver, a copy of which is filed as Exhibit 10 to this Form 8-K and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10
Agreement, dated as of February 26, 2016, by and among the Company and MHR Institutional Partners III LP, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Advisors III LLC, MHR Advisors LLC, MHRC LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 26, 2016	By:	/s/ JOHN HRUDICKA
John Hrudicka
Chief Financial Officer
(Principal Financial Officer)